EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos.333-109556 and 333-106434) and S-8 (Nos.333-122818, 333-117734, 333-113938, 333-105538, 333-89834, 333-61334, and 333-53530) of Ciphergen Biosystems, Inc. of our report dated March 17, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 17, 2006